UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________

SCHEDULE 14C

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Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement
☒ Definitive Additional Materials

VESTIAGE INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

VESTIAGE INC.

1113 Tower 2, Lippo Centre, 89 Queensway,

Admiralty, Hong Kong

+852 3703 6155

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF OUR INFORMATION STATEMENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that on June 30, 2025 (the “Record Date”), the holders of approximately 91.17% of the outstanding voting power (the “Majority Stockholders”) of Vestiage Inc., a Florida corporation (the “Company” “we”, “us,” or “our”) approved the following actions by written consent without a meeting of stockholders in accordance with Section 607.0704 of the Florida Business Corporation Act:

Item 1.	Changing the name of the Company from “Vestiage, Inc.” to “Loan Artificial Intelligence Corp.” (the “Name Change”)

Item 2.	A reverse stock split of all of the issued and outstanding shares of Common Stock of the Company on a 1- for -800 basis, such that each issued and outstanding 800 shares of Common Stock shall become 1 share of Common Stock (the “Reverse Stock Split”)

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, you are receiving this notice that the Information Statement is available on the Internet. This communication presents only an overview of the more complete Information Statement that is available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

The approval of the action taken by the Majority Stockholders will not become effective until at least forty (40) days after delivery of the Information Statement to stockholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

How to Access the Information Statement:
The Information Statement is available online at: https://westcoaststocktransfer.com/VEST-proxy/

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 30, 2025, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1.      Call our toll-free number at (619) 664-4780.

2.      Send us an email at CS@wcsti.com Please list “VEST DEFA14C Request” in the email subject line and clearly identify the reports you are requesting and the name and address or email address to which the material should be sent.

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